UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2014

PC GROUP, INC.
(Exact name of registrant as specified in charter)

Nevada	000-54794	20-5912837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2840 Hwy 95 Alt S #7 Silver Springs, Nevada	89429
(Address of principal executive offices)	(Zip Code)

(775) 577-5386
Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On September 29, 2014, PC Group, Inc. (the “Company”) entered into a Letter of Intent (the “LOI”) with Superdate Holdings Ltd. (“Superdate”).  The LOI sets forth basic terms and conditions whereby the Company would acquire all of the issued and outstanding shares of Superdate pursuant to a Share Exchange, which would result in Superdate becoming a wholly owned subsidiary of the Company.  The Companywould issue 25 million shares of common stock to the current holders of Superdate in exchange for 100% of the issued and outstanding shares of Superdate.  The Company is currently conducting its due diligence and the parties have agreed to enter into a Definitive Agreement by October 31, 2014.

Item 9.01.             Financial Statements and Exhibits

(d)   Exhibits
Exhibit Number	Description of Exhibit
10.1	Letter of Intent with Superdate Holdings, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC GROUP, INC.

Date: September 29, 2014	By:	/s/ Christopher P. Vallos
Christopher P. Vallos, President